SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2)
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FARM FAMILY HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

[Logo]


                           FARM FAMILY HOLDINGS, INC.
                                  344 Route 9W
                            Glenmont, New York 12077

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



Notice is hereby given that the Annual  Meeting of  Stockholders  of Farm Family
Holdings, Inc., a Delaware corporation, will be held at the corporate headquarters of Farm Family Holdings, Inc., 344 Route 9W, Glenmont, New York on April 28, 1998 at 9:00 A.M., New York time, for the following purposes:

     1. To elect eight directors to serve for three-year terms expiring in 2001;

     2. To  ratify  the   appointment  of  Coopers  &  Lybrand  L.L.P.  as  the
        Corporation's independent auditors for the year 1998;

     3. To transact any other business that may properly come before the Annual Meeting and any adjournment(s) thereof.

The close of business on March 2, 1998 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                             By order of the Board of Directors,


                                             /s/ Victoria M. Stanton
                                             -----------------------
                                             Victoria M. Stanton
                                             Secretary


Your vote is important. Please promptly complete, date and sign the enclosed proxy card and return it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

March 20, 1998
Glenmont, New York

                           FARM FAMILY HOLDINGS, INC.
                                  344 Route 9W
                               Glenmont, NY 12077

                                 PROXY STATEMENT

                       1998 Annual Meeting of Stockholders
                            To Be Held April 28, 1998

                               General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farm Family Holdings, Inc. (the "Corporation") for use at the 1998 Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998 at 9:00 A.M. New York time at the corporate headquarters of Farm Family Holdings, Inc. 344 Route 9W, Glenmont, New York, and at any adjournment(s) thereof (the "Annual Meeting"). Distribution of this Proxy Statement and the enclosed proxy card began on or about March 20, 1998.

As of March 2, 1998, 5,253,813 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share entitles the holder to one vote on each matter. The record date and hour for determining stockholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 2, 1998 (the "Record Date").

All proxies, properly executed and returned, will be voted at the Annual Meeting as directed by the stockholder. Please vote by marking the appropriate boxes on the enclosed proxy card. If the card is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated and "FOR" the ratification of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the independent auditors for the year 1998. If other matters properly come before the meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the proxy card. Any shares not voted "FOR" a particular director as a result of a direction to withhold or a broker nonvote will not be counted in the director's favor.

A quorum represented by one-third of the outstanding shares of the Common Stock present in person or by proxy, is necessary to conduct the meeting. Directors shall be elected by a plurality of the votes properly cast at the Annual Meeting either in person or by proxy. All matters to be acted on at the Annual Meeting, other than the election of directors, require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to constitute the action of the stockholders. In accordance with Delaware Law, abstentions will, while broker nonvotes will not, be treated as present for this purpose. A broker nonvote is a proxy submitted by a broker for which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker does not have discretionary authority to vote on a particular matter. A proxy may be revoked by a stockholder at any time before its use by giving written notice of revocation to the Secretary of the Corporation, P.O. Box 656 Albany, New York, 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, by submitting a subsequent proxy, or by voting in person at the Annual Meeting.

                                     ITEM I
                              ELECTION OF DIRECTORS

The Board of Directors is divided into three approximately equal classes, with one class elected each year to hold office for a three-year term. Currently there are eight Class I directors, eight Class II directors, and seven Class III directors, serving terms expiring in 2000, 1998 and 1999, respectively. The term of the Class II directors expires with this Annual Meeting.

The Board of Directors proposes the election of Wayne R. Bissonette, Joseph E. Calhoun, Gordon H. Gowen, Jon R. Greenwood, Frank W. Matheson, John P. Moskos, Norma R. O'Leary and John I. Rigolizzo, Jr. as Class II directors, to hold office for a term of three years, expiring on the date of the Annual Meeting of Stockholders to be held in 2001 and until their successors are duly elected and qualified. Each nominee, with the exception of Wayne R. Bissonette and Frank W. Matheson, is currently serving as a member of the Board of Directors of the Corporation.

If any nominee is unable to serve, or for good cause declines to serve at the time of the Annual Meeting, the persons named as proxies on the proxy card will exercise discretionary authority to vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

Set forth below is information about each nominee and continuing director.

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2001

Wayne R. Bissonette, 59, has been nominated to the Board of Directors of the Corporation for election at the Annual Meeting. Mr. Bissonette is Second Vice President and a Director of Vermont Farm Bureau, Inc. Mr. Bissonette has been a self-employed dairy farmer since 1970.

Joseph E. Calhoun, 63, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Calhoun has also served as a Director of Farm Family Casualty Insurance Company ("FFCIC"), a wholly-owned subsidiary of the Corporation, since 1990. Mr. Calhoun is President and a Director of Delaware Farm Bureau, Inc. Mr. Calhoun has owned and operated Joseph
E. Calhoun Farms since 1953.

Gordon H. Gowen, 71, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Gowen has also served as a Director of FFCIC since 1991. Mr. Gowen previously served as a Director of FFCIC from 1978 to 1980. Mr. Gowen is President and a Director of New Hampshire Farm Bureau Federation. Mr. Gowen has been a self-employed farmer since 1957.

Jon R. Greenwood, 44, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Greenwood has also served as a Director of FFCIC since 1995. Mr. Greenwood is Vice President and a Director of New York Farm Bureau, Inc. Mr. Greenwood has been a self-employed farmer since 1978.

Frank W. Matheson, 72, has been nominated to the Board of Directors of the Corporation for election at the Annual Meeting. Mr. Matheson has been a Director of FFCIC since 1996. Mr. Matheson is Vice President and a Director of Massachusetts Farm Bureau Federation, Inc. Mr. Matheson has been a self-employed farmer since 1951.

John P. Moskos, 46, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Moskos has also served as a Director of FFCIC since March 1997. Mr. Moskos has been Senior Vice President, Corporate Banking of Fleet Bank since January 1996. Mr. Moskos was previously employed by Chase Manhattan Bank N.A. in various capacities from 1973 to 1995, including serving as a Regional President and Senior Lending Officer and a Division Executive.

Norma R. O'Leary, 64, has been a Director of the Corporation since February 1996. Her term as a Director will expire in 1998. Ms. O'Leary has also served as a Director of FFCIC since 1983. Ms. O'Leary is President and a Director of Connecticut Farm Bureau Association, Inc. Ms. O'Leary has been a self-employed farmer since 1952.

John I. Rigolizzo, Jr., 44, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1998. Mr. Rigolizzo has also served as a Director of FFCIC since 1995. Mr. Rigolizzo is President and a Director of New Jersey Farm Bureau. Mr. Rigolizzo has been a farm employee of Johnny Boy Farms, Inc. since 1975.

The Board of Directors Recommends That You Vote FOR the Election Of the Above Nominees.

CONTINUING DIRECTORS

Robert L. Baker, 48, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Baker has also served as a Director of FFCIC since 1988. Mr. Baker is Second Vice President and a Director of Delaware Farm Bureau, Inc. Mr. Baker has been a farmer and Treasurer of Baker Farms, Inc. since 1972.

Randolph C. Blackmer, Jr., 56, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Blackmer has also served as a Director of FFCIC since 1984. Mr. Blackmer is First Vice President and a Director of Connecticut Farm Bureau Association, Inc. Mr. Blackmer has been a self-employed farmer since 1966 and has been the owner of Blackmer Farm and President of Ag Service, Inc since 1975.

Fred G. Butler, Sr., 69, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Butler has also served as a Director of FFCIC since 1981. Mr. Butler is a Director of West Virginia Farm Bureau, Inc. Mr. Butler has been a self-employed dairy farmer since 1956 and has been owner and President of Wright Motors, Inc., an automobile dealership, since 1965.

James V. Crane, 36, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Crane has also served as a Director of FFCIC since 1994. Mr. Crane is a Director of Maine Farm Bureau Association. Mr. Crane has been a farmer and manager of Crane Bros., Inc. since 1983.

Stephen J. George, 58, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. George has also served as a Director of FFCIC since 1989. Mr. George has been a self-employed farmer in the greenhouse and nursery business since 1965.

Clark W. Hinsdale III, 42, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Hinsdale has also served as a Director of FFCIC since 1993. Mr. Hinsdale is President and a Director of Vermont Farm Bureau, Inc. Mr. Hinsdale has been a self-employed farmer, land planner and real estate broker since 1983.

Richard A. Jerome, 49, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Jerome has also served as a Director of FFCIC since 1995. Mr. Jerome has been a self-employed farmer since 1972.

Arthur D. Keown, Jr., 52, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Keown has also served as a Director of FFCIC since 1993. Mr. Keown is President and a Director of Massachusetts Farm Bureau Federation, Inc. Mr. Keown has been a self-employed farmer since 1967.

Daniel R. LaPointe, 59, has been a Director of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. LaPointe previously served as a Director of FFCIC from 1987 to 1997. Mr. LaPointe is a Director of Maine Farm Bureau Association. Mr. LaPointe has been a self-employed farmer since 1969.

John W. Lincoln, 59, has been a Director and Vice Chairman of the Board of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Lincoln has also served as Vice Chairman of the Board of FFCIC since July 1996, as First Vice President of FFCIC from March 1996 to July 1996 and as a Director of FFCIC since 1984. Mr. Lincoln is President and a Director of New York Farm Bureau, Inc. Mr. Lincoln has owned and operated Linholm dairy farm since 1961.

Wayne A. Mann, 64, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Mann has also served as a Director of FFCIC since 1994. Mr. Mann is First Vice President and a Director of New Hampshire Farm Bureau Federation. Mr. Mann is a retired air force officer and pilot and has been a self-employed farmer since 1980.

Howard T. Sprow, 78, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Sprow has also served as a Director of FFCIC since March 1997. Mr. Sprow is an attorney and has been Senior Counsel to Whiteman Osterman & Hanna, Albany, New York since November 1992 and was Professor of Law, Albany Law School of Union University from July 1980 until 1990; he is at present Professor of Law Emeritus. Previously, Mr. Sprow was Of Counsel to the law firm of Crane & MacKrell, Albany, New York from August 1990 to November 1992, Partner at the law firm of Rogers & Wells, New York, New York from January 1977 to June 1980 and General Counsel, Vice President - Corporate and Public Affairs and Secretary of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc., New York from May 1970 to December 1976.

William M. Stamp, Jr., 58, has been a Director and Chairman of the Board of the Corporation since February 1996. His term as a Director will expire in 1999. Mr. Stamp has also served as Chairman of the Board of FFCIC since July 1996, as President of FFCIC from 1987 to July 1996 and as a Director of FFCIC since 1975. Mr. Stamp is President and a Director of Rhode Island Farm Bureau Federation, Inc. Mr. Stamp has been a farmer and President of Stamp Farm Enterprises, Inc., a greenhouse and sweet corn farming operation, since 1956.

Charles A. Wilfong, 40, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Wilfong has also served as a Director of FFCIC since 1991. Mr. Wilfong is President and a Director of West Virginia Farm Bureau, Inc. Mr. Wilfong has been a farmer and a Partner of Wilfong Farms since 1976.

Tyler P. Young, 37, has been a Director of the Corporation since February 1996. His term as a Director will expire in 2000. Mr. Young has also served as a Director of FFCIC since 1995. Mr. Young is Vice President and a Director of Rhode Island Farm Bureau Federation, Inc. Mr. Young has been a farmer and Manager of Ferolbink Farms, Inc. since 1984.

Board of Directors and Committees

The Board of Directors held seven meetings during 1997. Each director attended more than 75 percent of the meetings of the Board of Directors and of the committees on which they served. The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

The Audit Committee is comprised of Mr. Baker, Mr. Blackmer, Mr. Greenwood, Mr. Mann, Mr. Sprow and Mr. Wilfong, none of whom is an officer or employee of the Corporation. The Audit Committee recommends to the Board the selection of independent certified public accountants to audit annually the books and records of the Corporation, reviews the activities and the reports of the independent certified public accountants and reports the results of such review to the Board. The Audit Committee also considers the adequacy of the Corporation's internal controls and internal auditing methods and procedures. The Audit Committee held six meetings in 1997.

The Compensation Committee is comprised of Mr. Lincoln, Mr. Blackmer, Mr. Hinsdale and Mr. Moskos, none of whom is an employee of the Corporation. This committee makes recommendations to the Board of Directors with respect to the administration of the salaries, bonuses and other compensation to be paid to the Corporation's officers and recommends policies to the Board concerning director compensation. The Compensation Committee held seven meetings in 1997.

The Executive Committee is comprised of Mr. Stamp, Mr. Lincoln, Mr. George, Mr. Gowen, and Ms. O'Leary. This committee, to the extent authorized by the Board of Directors, exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee held two meetings in 1997.

The Nominating Committee is comprised of Mr. Stamp, Mr. Lincoln, Mr. George, Mr. Keown and Ms. O'Leary, none of whom is an employee of the Corporation. This committee recommends to the Board the names of qualified individuals to serve as corporate directors and committee members and makes recommendations to the Board concerning the size and composition of the Board and its committees. This committee will consider stockholder recommendations for director sent to the Nominating Committee, c/o Victoria M. Stanton, Secretary, Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656. The Nominating Committee held five meetings in 1997.

Stockholders who wish to nominate candidates for election to the Board of Directors may do so by complying with the nomination requirements of the Corporation's By-Laws described below.

In addition to any other applicable requirements, the Corporation's By-Laws provide, in general, that if a stockholder intends to make a nomination for the election of directors at an annual meeting, the Secretary of the Corporation must receive written notice of such intention not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from the prior anniversary date, notice must be received not later than the close of business on the

10th day following the day on which such notice of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a stockholder intends to make a nomination for the election of directors at a special meeting called for the purpose of electing directors, written notice must be received by the Secretary of the Corporation not later than the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

A stockholder's notice to the Secretary shall set forth (a) as to each nominee for director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person; and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The foregoing is only a summary of the detailed provisions of the By-Laws and is qualified by reference to the text thereof. Stockholders wishing to submit a nomination should review the By-Law requirements regarding nominations by stockholders and should communicate with the Secretary of Farm Family Holdings, Inc., P.O. Box 656, Albany, New York, 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, for further information.

The effect of the provisions of the By-Laws described in the foregoing paragraph is that any stockholder nominations for the 1999 election of directors must be received by the Secretary of the Corporation not earlier than January 28, 1999 or later than February 27, 1999, provided that the date of the annual meeting is not advanced or delayed by more than 30 days from the prior anniversary date.

COMPENSATION OF DIRECTORS

Many of the directors of the Corporation are also directors of FFCIC, Farm Family Life Insurance Company (the "Life Company") and the Life Company's wholly-owned subsidiary, United Farm Family Insurance Company ("United"). In 1997, the Chairman of the Board (the same individual for each company) and the Vice Chairman of the Board (also the same individual for each company) received an annual retainer of $20,000 and $10,000 respectively. All other directors received an annual retainer of $5,000. Directors also received a daily fee of $1,000 for meetings of the boards of directors of the companies, $500 per meeting of a board committee and $500 per day for attendance at other company functions. Directors may defer their compensation pursuant to a non-qualified deferred compensation plan. Directors are reimbursed for reasonable travel and other expenses of attending meetings of the boards of directors and board committees and other functions. Fees and expenses paid to directors are allocated among the Corporation, FFCIC, the Life Company and United pursuant to expense sharing arrangements.

As part of the companies' support of agribusiness, a contribution in the amount of $25,000 toward the funding of an endowed faculty chair in New Use Agriculture named for Stephen J. George, a director of the Corporation, will be paid to Cook College of Rutgers University over a four-year period. Pursuant to this arrangement, a contribution in the amount of $6,250 has been paid in each of 1996 and 1997.

                                     ITEM II
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, on the recommendation of its Audit Committee, has appointed Coopers & Lybrand as independent auditors for the year 1998. Although not required, the Board has determined that it is desirable to request ratification of this appointment by the stockholders of the Corporation. If ratification is not obtained, the Board will reconsider the appointment.

The Corporation has been advised that representatives of Coopers & Lybrand will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate stockholder questions.

Coopers & Lybrand has served as the Corporation's independent auditors since 1996 and has served as FFCIC's independent auditors since 1993.

The Board of Directors  Recommends That You Vote FOR this Proposal.

                                    ITEM III
                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is intended that the persons named as proxies on the proxy card will have discretionary authority to vote on such matters in accordance with their best judgment.

                        STOCK OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Corporation as of the Record Date by (i) each director or nominee for director of the Corporation, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of the Corporation as a group; and (iv) each person who is known by the Corporation to be the beneficial owner of more than 5% of Common Stock as of such date. The shareholdings reported for all directors, nominees and executive officers as a group total less than 1% of the outstanding shares of the Common Stock on the Record Date. Except as noted below, each person listed in the table has sole investment and voting power with respect to the shares held by such person. This information has been furnished by the persons listed in the table.

                                                                       Number of Shares of
                                                                          Common Stock
Name                                                                   Beneficially Owned

William M. Stamp, Jr.............................................               534(1)
John W. Lincoln..................................................               167(2)
Philip P. Weber..................................................             1,037(3)
James J. Bettini.................................................               563(4)
Stuart C. Henderson .............................................               213(5)
Victoria M. Stanton..............................................               185(6)
Timothy A. Walsh.................................................               100
Robert L. Baker..................................................               963(7)
Wayne R. Bissonette .............................................                 0
Randolph C. Blackmer, Jr.........................................              800( 8)
Fred G. Butler, Sr...............................................              587( 9)
Joseph E. Calhoun................................................               73(10)
Jonathan M. Carpenter............................................               25(11)
James V. Crane...................................................              350(12)
Stephen J. George................................................              100(13)
Gordon H. Gowen..................................................            1,017(14)
Jon R. Greenwood.................................................            1,479(15)
Clark W. Hinsdale III............................................              210(16)
Richard A. Jerome................................................               50(17)
Arthur D. Keown, Jr..............................................                0(18)
Daniel R. LaPointe...............................................               62(19)
Wayne A. Mann....................................................               67(20)
Frank W. Matheson ...............................................              372(21)
John P. Moskos...................................................                0
Norma R. O'Leary.................................................            1,216(22)
John I. Rigolizzo, Jr............................................               27(23)
Howard T. Sprow..................................................                0
Richard D. Tryon.................................................              431(24)
Charles A. Wilfong...............................................              643(25)
Tyler P. Young...................................................              227(26)
All directors and executive officers as a group
        (32 Persons).............................................             11,919

                                       10



                                                                  Number of Shares of
                                                                     Common Stock              % of Common
Holders of Greater Than 5% of Common Stock                        Beneficially Owned         Stock Outstanding
------------------------------------------                        ------------------         -----------------

FMR Corp.........................................................        525,300(27)               9.99
82 Devonshire Street
Boston, MA  02109

Gotham Partners, L. P. and Gotham Partners II, L.P. .............        350,500(28)               6.67
110 E. 42nd Street, 18th Floor
New York, NY  10017

Franklin Resources, Inc..........................................        285,800(29)               5.44
777 Mariners Island Boulevard
San Mateo, CA  94404

W. R. Berkley Corporation .......................................        272,200(30)               5.18
165 Mason Street
Greenwich, CT  06830
--------------------

     (1) Includes 297 shares as to which voting and investment power are shared with Stamp Farm Enterprises, Inc. or Carol Stamp. Excludes 1,090 shares owned by Rhode Island Farm Bureau Federation, Inc.

     (2) Includes 113 shares as to which voting and investment power are shared with S. Anne Lincoln. Excludes 2,021 shares owned by New York Farm Bureau, Inc.

     (3) Represents shares as to which voting and investment power are shared with Brenda Lee Weber.

     (4) Represents shares as to which voting and investment power are shared with Marie C. Bettini.

     (5) Includes 113 shares as to which voting and investment power is shared with Melanie S. Henderson.

     (6) Represents shares as to which voting and investment power are shared with Randy M. Sweeney.

     (7) Represents 33 shares as to which voting and investment power are shared with Pamela M. Baker, 86 shares as to which voting and investment power are shared with Delaware Produce Growers, Inc., 744 shares as to which voting and investment power are shared with Baker Farms, Inc. and 100 shares held by the Robert L. Baker Revocable Trust. Excludes 60 shares owned by Delaware Farm Bureau, Inc.

     (8) Represents shares as to which voting and investment power are shared with Myrtie I. Blackmer or Ag Services, Inc. Excludes 91 shares owned by Connecticut Farm Bureau Association, Inc.

     (9) Represents shares as to which voting and investment power are shared with Norma Gene Butler. Excludes 7,053 shares owned by West Virginia Farm Bureau, Inc.

     (10) Represents shares as to which voting and investment power are shared with Bessie J. Calhoun. Excludes 60 shares owned by Delaware Farm Bureau, Inc.

     (11) Represents shares as to which voting and investment power are shared with Tammy E. Carpenter. Excludes 296 shares owned by Vermont Farm Bureau, Inc.

     (12) Represents shares as to which voting and investment power are shared with Crane Bros., Inc. Excludes 397 shares owned by Maine Farm Bureau Association and its affiliates.

     (13) Represents shares as to which voting and investment power are shared with Susan George. Excludes 996 shares owned by New Jersey Farm Bureau.

     (14) Includes 929 shares as to which voting and investment power are shared with Elizabeth R. Gowen. Excludes 207 shares owned by New Hampshire Farm Bureau Federation.

     (15) Represents shares as to which voting and investment power are shared with Linda R. Greenwood. Excludes 2,021 shares owned by New York Farm Bureau, Inc.

     (16) Excludes 296 shares owned by Vermont Farm Bureau, Inc. and its affiliates.

     (17) Represents shares as to which voting and investment power are shared with Mary Margaret Jerome. Excludes 2,021 shares owned by New York Farm Bureau, Inc.

     (18) Excludes 637 shares owned by Massachusetts Farm Bureau Federation, Inc. and its affiliates.

     (19) Excludes 397 shares owned by Maine Farm Bureau Association and its affiliates.

     (20) Represents shares as to which voting and investment power are shared with Ruth F. Mann. Excludes 207 shares owned by New Hampshire Farm Bureau Federation.

     (21) Includes 69 shares as to which voting and investment power are shared with Eunice Matheson. Excludes 637 shares owned by Massachusetts Farm Bureau Federation, Inc. and its affiliates.

     (22) Includes 71 shares as to which voting and investment power are shared with Ernest J. O'Leary. Excludes 91 shares owned by Connecticut Farm Bureau Association, Inc.

     (23) Represents shares as to which voting and investment power are shared with Marita Rigolizzo. Excludes 996 shares owned by New Jersey Farm Bureau.

     (24) Includes 85 shares as to which voting and investment power are shared with Barbara Tryon. Excludes 637 shares owned by Massachusetts Farm Bureau Federation, Inc. and its affiliates.

     (25) Represents shares as to which voting and investment power is shared with Linda Wilfong. Excludes 7,053 shares owned by West Virginia Farm Bureau, Inc.

     (26) Represents shares as to which voting and investment power are shared with Karla K. Young. Excludes 1,090 shares owned by Rhode Island Farm Bureau Federation, Inc.

     (27) Based on Schedule 13G dated February 14, 1998 filed with the Securities and Exchange Commission ("SEC") by FMR Corp. which has the sole dispositive power over 525,300 shares and the sole voting power over 0 shares.

     (28) Based on Schedule 13D dated March 7, 1997 filed with the SEC by Gotham Partners, L.P. and Gotham Partners II, L.P. Gotham Partners, L.P. has the sole dispositive power over 345,505 shares and the sole voting power over 345,505 shares. Gotham Partners II, L.P. has sole dispositive power over 4,995 shares and the sole voting power over 4,995 shares.

     (29) Based on Schedule 13G dated January 16, 1998 filed with the SEC by Franklin Resources, Inc. and certain affiliates thereof. An affiliate of Franklin Resources, Inc., Franklin Advisory Services, Inc., has the sole dispositive power over 285,800 shares and the sole voting power over 194,800 shares.

     (30) Based on Schedule 13G dated  February 6, 1998 filed with the SEC by W.
     R. Berkeley Corporation which has the sole voting and dispositive power over 272,200 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to provide to the Corporation copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that there was full compliance with all Section 16(a) filing requirements for the year ended December 31, 1997.

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation of the Chief Executive Officer and the other most highly compensated executive officers of the Corporation. The figures below represent the aggregate compensation paid to such executive officers by the Corporation, FFCIC, the Life Company and United (collectively, the "Companies"). Pursuant to expense sharing arrangements among the Companies, 1.99% of such aggregate compensation expense in 1997 was charged to the Corporation, 64.03% was charged to FFCIC, 32.42% was charged to the Life Company and 1.56% was charged to United.


                           SUMMARY COMPENSATION TABLE

                                                                                          Awards
                                                        Annual Compensation
                                                 ----------------------------------     Securities
        Name and                                                        Other Annual    Underlying     All Other
    Principal Position                 Year      Salary     Bonus       Compensation      Options     Compensation

Philip P. Weber                        1997     $300,000    $180,000(1) $ ________(2)       75,000      $38,815(3)
President & Chief Executive Officer    1996      285,000     114,000(4)   ________(2)                     4,090(5)
                                       1995      240,000           0      ________(2)                     1,449(6)

Victoria M. Stanton                    1997      200,000      90,000(1)   ________(2)       40,000       26,521(7)
Executive Vice President,              1996      150,000      45,000(4)   ________(2)                     4,090(8)
General Counsel & Secretary            1995      118,000      11,150        13,643(9)                     4,377(10)

James J. Bettini                       1997      160,000      72,000(1)   ________(2)       40,000       21,862(11)
Executive Vice President - Operations  1996      131,154      39,900(4)   ________(2)                     4,090(12)
                                       1995      114,500      10,000        14,898(9)                     4,271(13)

Timothy A. Walsh                       1997      140,000      63,000(1)   ________(2)       40,000        19,362(14)
Executive Vice President - Finance     1996       91,308      28,500(4)   ________(2)                        840(15)
& Treasurer                            1995       30,000(16)      0             0                             0

Stuart C. Henderson                    1997      125,000      37,500(1)   ________(2)        5,000        17,427(17)
Senior Vice President - Casualty       1996      115,154          0         12,976(18)                     3,703(19)
Operations of FFCIC                    1995      100,000          0         12,334(9)                      3,542(20)
-------------

     (1) Represents bonuses earned in 1997 by the named executive officer pursuant to the Corporation's Annual Incentive Plan and the Life Company's Annual Incentive Plan. Under the Annual Incentive Plans, bonus payments are made during the year subsequent to the year in which the bonus is earned.

     (2) Does not include certain compensation in the form of perquisites and other personal benefits provided to the named executive officer for services to the Companies during the year reported, the aggregate value of which did not exceed 10% of total annual salary and bonus.

     (3) Represents a contribution by the Companies to Mr. Weber's account of $19,150 under the Farm Family Profit Sharing Plan and the Farm Family Money Purchase Plan (collectively, the "Profit Sharing and Money Purchase Plan"), a credit of $18,581 under the Farm Family Supplemental Money Purchase and Profit Sharing Plan (the "Supplemental Plan") and a group term life insurance premium of $1,084 paid by the Companies for the benefit of Mr. Weber, of which $696 was taxable income.

     (4) Represents bonus paid by the Corporation to the named executive officer for the officer's role in the initial public offering of the Corporation's Common Stock.

     (5) Represents a contribution by the Companies to Mr. Weber's account of $2,940 under the Farm Family Employee "Savings Plus" Plan (the
          "Savings Plus Plan"), and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Mr. Weber, of which $696 was taxable income.

     (6) Represents a contribution by the Companies to Mr. Weber's account of $240 under the Savings Plus Plan, and a group term life insurance premium of $1,209 paid by the Companies for the benefit of Mr. Weber, of which $696 was taxable income.

     (7) Represents a contribution by the Companies to Ms. Stanton's account of $19,150 under the Profit Sharing and Money Purchase Plan, a credit of $6,183 under the Supplemental Plan, a credit of $104 representing the difference between market interest rates determined pursuant to SEC rules and the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal credited by the Corporation on salary deferred pursuant to the Officers' Deferred Compensation Plan and a group term life insurance premium of $1,084 paid by the Companies for the benefit of Ms. Stanton, of which $264 was taxable income.

     (8) Represents a contribution by the Companies to Ms. Stanton's account of $2,940 under the Savings Plus Plan, and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Ms. Stanton, of which $264 was taxable income.

     (9)  Includes a car allowance of $8,640 paid by the Companies.

     (10) Represents a contribution by the Companies to Ms. Stanton's account of $3,244 under the Savings Plus Plan, and a group term life insurance premium of $1,133 paid by the companies for the benefit of Ms. Stanton of which $245 was taxable income.

     (11) Represents a contribution by the Companies to Mr. Bettini's account of $19,150 under the Profit Sharing and Money Purchase Plan, a credit of $1,628 under the Supplemental Plan and a group term life insurance premium of $1,084 paid by the Companies for the benefit of Mr. Bettini, of which $408 was taxable income.

     (12) Represents a contribution by the Companies to Mr. Bettini's account of $2,940 under the Savings Plus Plan, and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Mr. Bettini, of which $406 was taxable income.

     (13) Represents a contribution by the Companies to Mr. Bettini's account of $3,175 under the Savings Plus Plan, and a group term life insurance premium of $1,096 paid by the Companies for the benefit of Mr. Bettini, of which $365 was taxable income.

     (14) Represents a contribution by the Companies to Mr. Walsh's account of $18,278 under the Profit Sharing and Money Purchase Plan and a group term life insurance premium of $1,084 paid by the Corporation for the benefit of Mr. Walsh, of which $264 was taxable income.
                                       17

     (15) Represents a group term life insurance premium of $840 paid by the Corporation for the benefit of Mr. Walsh, of which $185 was taxable income.

     (16) Mr. Walsh joined FFCIC as Director of Corporate Development in August 1995.

     (17) Represents a contribution by the Companies to Mr. Henderson's account of $16,343 under the Profit Sharing and Money Purchase Plan and a group term life insurance premium of $1,084 paid by the Companies for the benefit of Mr. Henderson, of which $408 was taxable income.

     (18) Includes a car allowance of $8,916 paid by the Companies.

     (19) Represents a contribution by the Companies to Mr. Henderson's account of $2,553 under the Savings Plus Plan, and a group term life insurance premium of $1,150 paid by the Companies for the benefit of Mr. Henderson, of which $368 was taxable income.

     (20) Represents a contribution by the Companies to Mr. Henderson's account of $2,603 under the Savings Plus Plan, and a group term life insurance premium of $939 paid by the Companies for the benefit of Mr. Henderson, of which $198 was taxable income.

Options

The following tables set forth information concerning the grant of options to each of the named executive officers during 1997 and the value of options held by the named executive officers on December 31, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                           ------------------------------------------------------------
                           Number of          % of Total
                           Securities        Options/SARs
                           Underlying         Granted to
                          Options/SARs        Employees      Exercise        Expiration    Grant Date
                            Granted         in Fiscal Year    Price             Date          Value(2)
                            -------         --------------    -----             ----          --------

Philip P. Weber              75,000(1)            34.88%      $22.56           4/22/07         657,975

James J. Bettini             40,000(1)            18.60%      $22.56           4/22/07         350,920

Victoria M. Stanton          40,000(1)            18.60%      $22.56           4/22/07         350,920

Timothy A. Walsh             40,000(1)            18.60%      $22.56           4/22/07         350,920

Stuart C. Henderson           5,000(1)             2.32%      $22.56           4/22/07          43,865



  (1) Thirty-three and one/third percent of the options granted vest on December 13, 1997, 1998 and 1999. No options may be exercised before July 26, 1999. All options immediately vest and become exercisable or satisfiable, as applicable, in the event of a Change of Control of the Corporation (as defined in the Corporation's Omnibus Securities Plan).

  (2) The Black-Scholes method is used with these assumptions: expected volatility of 22.79%, dividend yield of 0%, expected term of 6 years, initial forfeiture rate of 5% and risk-free rate of return of 6.78%.



                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997
                     AND 1997 FISCAL YEAR-END OPTION VALUES

                           Shares       Value                                          Value of Unexercised
                          Acquired     Realized       Number of Unexercised            In-the-Money Options
                            Upon         Upon          Options at 12/31/97                 at 12/31/97(1)
                          Exercise     Exercise    Exercisable   Unexercisable    Exercisable    Unexercisable
                          --------     --------    -----------   -------------    -----------    -------------
                            (#)          ($)           (#)             (#)             ($)             ($)

Philip P. Weber..........    0            0             0            75,000             0            750,225

James J. Bettini.........    0            0             0            40,000             0            400,120

Victoria M. Stanton......    0            0             0            40,000             0            400,120

Timothy A. Walsh.........    0            0             0            40,000             0            400,120

Stuart C. Henderson......    0            0             0             5,000             0             50,015



(1) Stock options are classified as in-the-money if the fair market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options shown above is the difference between the exercise price and the fair market value of the underlying Common Stock as of December 31, 1997. The fair market value of the Common Stock on December 31, 1997, based on the December 31, 1997 closing price on the New York Stock Exchange, was $32.563 per share. The values of unexercised in-the-money stock options at December 31, 1997 are included pursuant to Securities and Exchange Commission rules; there is no assurance that such values will in fact be realized.

Severance Plan

Each of the officers of the Corporation is eligible for severance benefits under the Corporation's, FFCIC's and the Life Company's joint Officer Severance Pay Plan (the "Severance Plan") when such officer's employment is terminated under defined qualifying conditions, which include, but are not limited to, a Change in Control (as defined in the Severance Plan) of the Companies. Under the Severance Plan, the Companies will pay to a qualifying officer severance benefits generally equal to the greater of (i) one week's salary for each year of service with the Companies or (ii) 36 months salary in the case of the Chief Executive Officer, 24 months salary in the case of an Executive Vice President, 12 months salary in the case of a Senior Vice President and 6 months salary in the case of any other officer.

Pension Benefits

The Corporation and FFCIC are participating employers under the Farm Family Employee Retirement Plan (the "Retirement Plan"). Substantially all salaried employees of the Corporation who were participants in the Plan on December 31, 1996, including executive officers, are eligible to receive pension benefits under the Retirement Plan. The Retirement Plan is a tax-qualified defined benefit retirement plan which is subject to the Employee Retirement Income Security Act of 1974, as amended. Federal law limits the amount of pension benefits that can be accrued and compensation that can be recognized under a tax-qualified retirement plan such as the Retirement Plan. FFCIC has adopted a non-qualified unfunded retirement plan, the Farm Family Supplemental Employee Retirement Plan (the "SERP"), for the payment of those benefits at retirement that cannot be accrued under the Retirement Plan on account of the Federal law limits on the amount of pension benefits that can be accrued and compensation that can be recognized under the Retirement Plan. The practical effect of the SERP is to provide for the calculation of retirement benefits on a uniform basis for all employees. Benefit payments under the Retirement Plan and the SERP are allocated among the Corporation, FFCIC, the Life Company and United pursuant to expense sharing arrangements. New benefit accruals under the Retirement Plan were discontinued as of December 31, 1996.

The table below illustrates the approximate annual retirement benefits which would be payable at age 65 under the Retirement Plan and, if applicable, under the SERP.


                                                                 Years of Service
    Average Annual          -------------------------------------------------------------------------------
     Compensation                15                20               25                30               35
     ------------                --                --               --                --               --

       $100,000              $  30,000        $  40,000         $  50,000        $  60,000         $  60,000
        150,000                 45,000           60,000            75,000           90,000            90,000
        200,000                 60,000           80,000           100,000          120,000           120,000
        250,000                 75,000          100,000           125,000          150,000           150,000
        300,000                 90,000          120,000           150,000          180,000           180,000
        350,000                105,000          140,000           175,000          210,000           210,000
        400,000                120,000          160,000           200,000          240,000           240,000


For purposes of calculating retirement benefits, a participant's average annual compensation ("Average Annual Compensation") shall be equal to a participant's compensation during the five calendar years (out of the last ten calendar years of employment) for which the participant's compensation was highest, divided by five. Compensation, as used to calculate retirement benefits, means the aggregate of the amounts listed in the Summary Compensation Table under the captions "Salary," "Bonus" and "Other Annual Compensation" and the portion of the amount listed under the caption "All Other Compensation" which corresponds to the part of the group term life insurance premium, if any, paid by the Corporation which is taxable as income to the participant in the Retirement Plan.

The credited years of service as of December 31, 1997 for Mr. Weber, Mr. Bettini, Ms. Stanton, Mr. Walsh and Mr. Henderson were 17, 18, 6, 2, 11, respectively.

The annual pension benefit under the Retirement Plan and, when applicable, the SERP, equals 2.0% of Average Annual Compensation multiplied by years of service (not to exceed 30 years). Benefits under the Retirement Plan and the SERP are not subject to Social Security or other offset amounts.

CHANGE IN CONTROL ARRANGEMENTS

Certain  of  the  Corporation's  compensation  plans  applicable  to  the  named executive officers appearing in the Summary Compensation Table include provisions regarding payments pursuant to such plans in the event of the change of control of the Corporation. Plans containing such provisions are described below. These provisions are generally applicable to all participants in such plans.

ANNUAL INCENTIVE PLAN

In 1996, the Board of Directors of the Corporation adopted the Farm Family Holdings, Inc. Annual Incentive Plan (the "Annual Incentive Plan") to provide incentives and financial rewards to officers and other key employees of the Corporation selected for participation by the Board of Directors. The Annual Incentive Plan authorizes the payment of cash awards calculated as a percentage of base salary with the applicable percentage determined based on the performance of the participant assessed according to the achievement of predefined goals derived from the Corporation's and its affiliates' strategic plans and budgets. Except in the event of a Change of Control (as defined in the Annual Incentive Plan), achievement of a target performance level is a prerequisite to the receipt of an award pursuant to the Annual Incentive Plan. In the event of a Change of Control, each participant will receive payment of an amount equal to the greater of the participant's actual Earned Award or Target Award Opportunity (both as defined in the Annual Incentive Plan) for the plan year in which the Change of Control occurs, regardless of whether the participant achieved the target performance level.

OFFICERS' DEFERRED COMPENSATION PLAN

In 1996, the Board of Directors of the Corporation adopted a non-qualified, unfunded Officers' Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which officers of the Corporation and its affiliates selected by the Board of Directors as eligible to participate in the Deferred Compensation Plan may elect to defer compensation payable by the Corporation or its affiliates. Participants may elect to receive their Accrued Benefit (as defined in the Deferred Compensation Plan) in a single lump sum or in five (5), ten (10) or fifteen (15) equal annual installments commencing upon the date of termination of service with the Corporation. In the event of a Change of Control (as defined in the Deferred Compensation Plan), each participant shall receive that participant's entire Accrued Benefit, in a single sum, as soon as administratively practicable following the date of the Change of Control.

Omnibus Securities Plan

In 1996, the Board of Directors of the Corporation adopted the Farm Family Holdings, Inc. Omnibus Securities Plan, as amended by Amendment No. 1 dated as of February 13, 1997 (the "Omnibus Securities Plan"). The Corporation's stockholders approved the Omnibus Securities Plan at their Annual Meeting held on April 22, 1997. The purpose of the Omnibus Securities Plan is to enable the Corporation and its Affiliates to attract, retain and motivate employees designated as key management employees by providing for or increasing the proprietary interest of such employees in the Corporation and by aligning the interests of such employees with those of the Corporation's stockholders. The Omnibus Securities Plan authorizes the granting of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards or any combination of the foregoing (collectively, the "Awards"). In the event of a Change of Control, all outstanding Awards will immediately vest and become exercisable or satisfiable, as applicable. The Committee may, in its discretion, determine that upon the occurrence of a Change of Control, each Award outstanding shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (ii) the exercise price per share, if applicable, of one share of Common Stock. Unless otherwise indicated, capitalized terms shall have the meaning set forth in the Omnibus Securities Plan.

Compensation Committee Interlocks and Insider Participation

In 1997, the Corporation's Compensation Committee was comprised of John W. Lincoln, Randolph C. Blackmer, Clark W. Hinsdale III and John P. Moskos. Mr. Lincoln is Vice Chairman of the Board of Directors of the Corporation and of FFCIC.

Report of the Compensation Committee of Farm Family Holdings, Inc.

Overview

The Compensation Committee is responsible for establishing compensation objectives for the Corporation, recommending policies and plans to the Board of Directors of the Corporation concerning salaries, bonuses and other forms of compensation of the Corporation's executive officers, reviewing policies regarding management perquisites and granting stock options, restricted stock and other awards under long-term incentive plans. In addition, the Compensation Committee recommends policies and plans to the Board of Directors of the Corporation concerning director compensation. In carrying out its duties, the Compensation Committee has direct access to independent compensation consultants and outside survey data.

The objectives of the Corporation's executive compensation program are to attract and retain the highest caliber of executive talent and to align executive reward programs with the interests of shareholders in growing the Corporation, maximizing economic value and enhancing products and services.

In order to further these objectives, target base salary, annual and long-term incentive opportunities are established such that a substantial portion of the executive officers' total compensation is placed at-risk in the form of performance-related incentives. Base salaries are set to be at or near the median of the labor market for similar positions at similar companies in like markets. Long-term incentive opportunities are established so that total compensation (the sum of base salary, annual incentive and present value of long-term incentives) can exceed the median of such labor market when the Corporation's financial performance and total shareholder return objectives are exceeded.

This report reflects the compensation philosophy of the Corporation as endorsed by the Compensation Committee and approved by the Board of Directors of the Corporation. All cash compensation is paid by FFCIC and allocated among the Corporation, FFCIC, the Life Company and United (collectively the "Companies") pursuant to expense sharing arrangements among the Companies. All members of the Corporation's Compensation Committee are also members of FFCIC's Compensation Committee.

Components of Executive Compensation

The  components  of  the  1997  compensation  for  executive   officers  of  the
Corporation, including the Chief Executive Officer, consist of base salary, annual and long-term incentive compensation.

Base Salary. Base salary for each executive officer is set based on a subjective evaluation of the recommendations of the Chief Executive Officer, salary levels in effect for comparable positions in the marketplace, personal performance and potential future contributions to the Companies. The 1997 base salaries for the executive officers were recommended by the Compensation Committee and approved by the Corporation's Board of Directors.

Annual Incentive Compensation. In 1996, the Compensation Committee recommended, and the Board approved, the Corporation's Annual Incentive Plan to provide incentives and financial rewards to officers and other key employees of the Corporation and its subsidiaries who are responsible for, or contribute to, the management, growth or profitability of the business of the Corporation, or its subsidiaries. The Annual Incentive Plan became effective January 1, 1997 and is designed to tie annual incentive compensation to performance goals.

Annual bonuses paid to executive officers under the Annual Incentive Plan are a significant element of the Corporation's executive compensation program. Objective performance measures and target performance levels are established annually by the Compensation Committee for each executive officer. Performance measures for each executive officer are based on the executive officer's responsibilities. Relative weights are assigned to each of the performance measures to determine the portion of the annual bonuses to be represented by each variable. In addition, "threshold," "target" and "outstanding" performance levels are set for each of the performance measures, and bonus payments, as a percentage of base salary, are established for each performance level.

Under the Annual Incentive Plan, 1997 target bonuses for the Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents were established at 40%, 30% and 20% of base salary, respectively. Actual bonuses paid pursuant to the Annual Incentive Plan may range from 0% to 150% of the target bonus. The 1997 target bonus percentages were recommended by the Compensation Committee and approved by the Corporation's Board of Directors.

The performance measures for 1997 were tied to quantifiable financial objectives, such as the achievement of net income and premium growth targets, thereby establishing a direct link between executive pay and corporate profitability. In addition to objective performance measures, the Chief Executive Officer's evaluation of each executive officer's overall performance accounted for up to 20% of the officer's overall performance measure to determine the final incentive amount for each executive officer, other than the Chief Executive Officer. The Compensation Committee's evaluation of the Chief Executive Officer's overall performance, as approved by the Corporation's Board of Directors, accounted for 20% of the Chief Executive Officer's overall performance measure. The Compensation Committee approved the 1997 performance measures and performance levels in December 1996 and certified attainment of the performance levels following the end of 1997. Under the Annual Incentive Plan, payment is made during the year subsequent to the year in which the bonus is earned, after attainment of the performance levels is certified by the Compensation Committee. Awards paid in 1998 for the 1997 bonus year were based on corporate performance at the "outstanding" level.

Long-Term Incentive Compensation. In 1996, the Compensation Committee recommended, and the Board adopted, the Corporation's Omnibus Securities Plan (the "Plan") which was approved by the Corporation's stockholders on April 22, 1997. Grants of non-qualified stock options to certain executive officers of the Corporation and FFCIC were recommended by the Compensation Committee, and approved by the Corporation's Board of Directors in December 1996, subject to the Plan's approval by the Corporation's stockholders. The exercise price of each such non-qualified stock option is equal to the fair market value of a share of Common Stock of the Corporation on April 22, 1997. The grants of non-qualified stock options were based in part on insurance industry survey data.

CEO Compensation

For 1997, Mr. Weber's base salary was established at $300,000. Mr. Weber's 1997 base salary was set based on a subjective evaluation of salary levels in effect for comparable positions in the marketplace, personal performance and potential future contributions to the Companies. Pursuant to the Annual Incentive Plan, the Compensation Committee recommended, and the Board approved a 1997 bonus of $90,000 for Mr. Weber. Mr. Weber also earned a 1997 bonus of $90,000 under the Life Company's Annual Incentive Plan. Eighty percent of Mr. Weber's 1997 bonus was based on achievement of the "outstanding" performance levels of company profitability as measured by net income targets. The remaining 20% of Mr. Weber's 1997 bonus was based on the Compensation Committee's evaluation of Mr. Weber's performance, as approved by the Corporation's Board of Directors. During 1996, the Compensation Committee recommended, and the Board approved, the grant to Mr. Weber of non-qualified stock options to purchase 75,000 shares of Common Stock of the Corporation subject to the approval of the Plan by the Corporation's stockholders which was obtained on April 22, 1997. The exercise price of each non-qualified stock option granted to Mr. Weber is equal to the fair market value of a share of Common Stock of the Corporation on April 22, 1997.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation has not paid any compensation to any executive officers that was not deductible by reason of the prohibition in Section 162(m). The Compensation Committee believes that tax deductibility is a important factor, but not the sole factor to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

Compensation Committee of Farm Family Holdings, Inc.

Randolph C. Blackmer, Jr.
Clark W. Hinsdale III
John W. Lincoln
John P. Moskos

                         COMMON STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Common Stock for the seventeen month period July 23, 1996 through December 31, 1997 with the cumulative total return on the S&P 500 Index and the S&P Insurance (Property-Casualty) Index over the same period.

                                                                                              S&P 500
                                                                                              Insurance
                                                                  S&P 500               (Property-Casualty)
Measurement Period                      Corporation                 Index                       Index


        6/30/96                                --                     100                        100
        7/23/96                                100                     --                         --
       12/31/96                                122                    112                        116
       12/31/97                                204                    149                        169



                                                               Value on                      Value on
                                                          December 31, 1996             December 31, 1997
                                                          -----------------             -----------------

Farm Family Holdings, Inc. ..........................               $122                          $204
S&P 500 Index .......................................               $112                          $149
S&P 500 Insurance
(Property-Casualty) Index............................               $116                          $169


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Life Company

Substantially all of the directors and executive officers of the Corporation are also directors and executive officers of the Life Company.

Option Purchase Agreement

The Corporation has entered into an Option Purchase Agreement, dated February 14, 1996, as amended by Amendment No. 1 dated April 22, 1997 and as further amended by and restated as the Amended and Restated Option Purchase Agreement dated as of February 26, 1998, with the shareholders of the Life Company (the
"Option Purchase Agreement") pursuant to which the Corporation has, for a two-year period commencing on July 26, 1996, the option to acquire the Life Company subject to certain conditions. On February 26, 1998, the Board of Directors of the Corporation approved the exercise of the option to acquire the Life Company. Under the terms of the Option Purchase Agreement, the Corporation will pay an exercise price of $37.5 million to acquire the Life Company consisting of $31.5 million of Common Stock and $6 million stated value of 6 1/8 % voting preferred stock of the Corporation. The proposed acquisition of the Life Company is subject to certain conditions, including the approval of the shareholders of the Corporation and receipt of all required governmental approvals.

Expense Sharing Agreement

The Corporation, FFCIC, and the Life Company are parties to an Amended and Restated Expense Sharing Agreement, effective February 14, 1996 (the "Expense Sharing Agreement") pursuant to which shared expenses for goods, services and facilities are allocated among the parties in accordance with applicable provisions of the New York Insurance Law and regulations promulgated thereunder. For the year ended December 31, 1997, shared operating expenses totaled $29 million of which 67% or $20 million were allocated to the Corporation and FFCIC.

Lease Agreement

FFCIC and the Life Company are parties to a Lease Agreement, dated July 1, 1988, as amended by Amendment to Lease Agreement, effective January 1, 1994 (as so amended, the "Lease Agreement"), pursuant to which FFCIC leases home office space in Glenmont, New York from the Life Company. Annual rent under the Lease Agreement for the year ended December 31, 1997 was approximately $760,000.

United

Substantially all of the directors and executive officers of United are also directors and executive officers of the Corporation.

Per Risk Reinsurance Contract

FFCIC and United were parties to an Underlying Multi-Line Per Risk Reinsurance Contract, effective January 1, 1995, as amended by Addendum No. 1, effective January 1, 1996, Addendum No. 2, effective January 1, 1996, Addendum No. 3, effective July 26, 1996, and Addendum No. 4, effective January 1, 1997 (as so amended, the "Per Risk Reinsurance Contract"). For the year ended December 31, 1997, net earned premiums ceded by FFCIC to United under the Per Risk Reinsurance Contract were $8.7 million. The Per Risk Reinsurance Contract was terminated effective December 31, 1997.

Umbrella Reinsurance Contract

United had assumed 5% of FFCIC's net liability retained under an Umbrella Quota Share Reinsurance Contract, effective January 1, 1995, as amended by Addendum No. 1, effective January 1, 1995, Addendum No. 2, effective July 26, 1996 and Addendum No. 3, effective retroactively to January 1, 1995 as to Article IV and effective January 1, 1997 as to all other changes (as so amended, the "Umbrella Reinsurance Contract"). For the year ended December 31, 1997, net written premiums ceded by FFCIC to United under the Umbrella Reinsurance Contract were $0.2 million. The Umbrella Reinsurance Contract was terminated December 31, 1997.

Catastrophe Reinsurance Contract

United had assumed 16.67% of the 1st layer and 2% of the 3rd and 4th layers of FFCIC's per occurrence losses under an Excess Catastrophe Reinsurance Contract, effective January 1, 1997 (the "Catastrophe Reinsurance Contract"). For the year ended December 31, 1997, net earned premiums ceded by FFCIC to United under the Catastrophe Reinsurance Contract were $0.1 million. The Catastrophe Reinsurance Contract expired on December 31, 1997.

Service Agreement

FFCIC and United are parties to a Service Agreement, dated July 25, 1988 (the "Service Agreement"), pursuant to which FFCIC provides United with certain services, property, equipment and facilities necessary for its operations. For the year ended December 31, 1997, United incurred approximately $0.5 million in direct and allocated expenses and overhead under the Service Agreement.

Farm Bureaus

Many of the directors of the Corporation are also directors or executive officers of state Farm Bureau(R) organizations in the ten states in which FFCIC operates (collectively, the "Farm Bureaus").

Membership List Purchase Agreement

FFCIC has entered into a Membership List Purchase Agreement, commencing on January 1, 1996, with the Farm Bureau in each of the ten states in which it operates. Pursuant to each Membership List Purchase Agreement, Farm Bureau membership lists are provided to FFCIC on an exclusive basis for the purpose of marketing its insurance products. For the year ended December 31, 1997, FFCIC paid approximately $600,000 to the Farm Bureaus, in the aggregate, under the Membership List Purchase Agreements.

                            PROPOSALS OF STOCKHOLDERS

Proposals submitted by stockholders of the Corporation must be received at the principal executive offices of the Corporation, 344 Route 9W, Glenmont, New York 12077 (mail to: Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656), Attention: Corporate Secretary, on or before November 20, 1998 in order to be considered for inclusion in the proxy materials relating to the 1999 Annual Meeting of Stockholders.

In addition to any other applicable requirements, if a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for consideration for inclusion in the proxy materials relating to the annual meeting, the stockholder must follow the advance notice procedures outlined in the Corporation's By-Laws. The Corporation's By-Laws provide, in general, that a proposal for action to be presented by a stockholder at an annual meeting shall be out of order unless the proposal is specified in the notice of meeting given by or at the direction of the Board of Directors or unless the proposal shall have been submitted in writing (in the form specified in the By-Laws) to the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting has been advanced or delayed by more than 30 days from the prior anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

The foregoing is only a summary of the detailed provisions of the By-Laws and is qualified by reference to the text thereof. Stockholders wishing to submit a proposal should review the By-Law requirements regarding proposals by stockholders and should communicate with the Secretary of Farm Family Holdings, Inc., P.O. Box 656, Albany, New York, 12201-0656, if sent by mail, or 344 Route 9W, Glenmont, New York 12077, if by hand, express mail or overnight courier, for further information.

                             ADDITIONAL INFORMATION

The Corporation will bear the cost of soliciting proxies from its stockholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers, agents and employees of the Corporation or its subsidiaries. The Corporation has engaged Georgeson & Company Inc. to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable out-of-pocket expenses.

                                    FORM 10-K

The Corporation will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to Farm Family Holdings, Inc., P.O. Box 656, Albany, New York 12201-0656, Attention: Executive Vice President - Finance. Exhibits will be provided upon written request and payment of an appropriate processing fee.




                                    Victoria M. Stanton
                                    Secretary

March 20, 1998
Glenmont, New York

                           FARM FAMILY HOLDINGS, INC.
                                  344 Route 9W
                            Glenmont, New York 12077

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           FARM FAMILY HOLDINGS, INC.

                                   PROXY CARD

         The person(s) signing the front of this Proxy Card hereby appoint(s) William M. Stamp, Jr., John W. Lincoln and Victoria M. Stanton, or any of them, lawful attorneys-in-fact and proxies with full power of substitution in each of them and hereby authorize(s) them to represent and vote, as designated on the reverse side hereof, all shares of Common Stock of Farm Family Holdings, Inc. standing in the name of said person(s) with all powers said person(s) would posses if present at the Annual Meeting of Stockholders of Farm Family Holdings, Inc. to be held April 28, 1998, or any adjournment(s) thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         This proxy, properly executed and returned, will be voted as directed on this card by the persons designated as proxies above. If no specific directions are given, this proxy will be voted "FOR" each listed Proposal.

(Continued, and to be dated and signed on reverse side.)

                                                     FARM FAMILY HOLDINGS, INC.
                                                     [P.O. BOX 11098]
                                                     [NEW YORK, NY  10203-0098]

[LOGO]








March 20, 1998



Dear Stockholder:

You are invited to attend the 1998 Annual Meeting of Stockholders of Farm Family Holdings, Inc. The meeting will be held on April 28, 1998 at 9:00 A.M. New York time at the corporate headquarters of Farm Family Holdings, Inc., 344 Route 9W, Glenmont, New York.

The items to be considered at this meeting are detailed in the enclosed proxy statement. Also enclosed is a copy of Farm Family Holdings, Inc.'s 1997 Annual Report, including consolidated financial statements.

WHETHER  OR NOT  YOU  PLAN ON  ATTENDING  THE  ANNUAL  MEETING,  WE URGE  YOU TO
COMPLETE, DATE AND SIGN THE ATTACHED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE CHECK THE APPROPRIATE BOX ON THE ATTACHED PROXY CARD.

Thank you for your continued interest in and commitment to Farm Family Holdings, Inc. We look forward to seeing you at the meeting.

Sincerely,


/s/ William M. Stamp, Jr.
William M. Stamp, Jr.
Chairman of the Board



                             Detach Proxy Card Here
                             |                    |

[ ]
The Board of Directors recommends a vote FOR Proposals I and II.

Proposal I:   Election of Directors  FOR all nominees   WITHHOLD AUTHORITY to vote        *Exceptions /X/
                                     listed below /X/   for all nominees listed below /X/

Nominees for a three-year term: Wayne R. Bissonette,  Joseph E. Calhoun,  Gordon
H. Gowen, Jon R. Greenwood, Frank W. Matheson, John P. Moskos, Norma R. O'Leary and John I. Rigolizzo, Jr.

*Exceptions
 _______________________________________________________________________________
 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "Exceptions" box and write that nominee's name in the space provided.)

Proposal II: Ratification of the appointment of Coopers and Lybrand L.L.P. as the Corporation's independent auditors for the year 1998.

   FOR /X/   AGAINST /X/    ABSTAIN/X/

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

                    I plan to attend
                    the Annual Meeting.  /X/

                    If you do not wish to receive an Annual Report for this account, please mark this box. /X/

                                              Change of Address and
                                              or Comments Mark Here /X/

                                             Please sign exactly as your name(s)
                                             appear(s)   to  the  left.   (Joint
                                             owners   should  each  sign.)  When
                                             signing as an  attorney,  executor,
                                             administrator, trustee, guardian or
                                             corporate officer, please give your
                                             full title as such.

                                             Dated: ___________________, 1998

                                             ------------------------------
                                                       Signature

                                             ------------------------------
                                             (Additional signature(s) if held
                                             jointly)

                                             Votes  MUST  be  indicated  (X)  in
                                             Black or Blue ink.  /X/

Please mark, sign and date on this side of this Proxy Card and return it in the postage-paid envelope provided.